FORM 8-K
                                CURRENT REPORT

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                April 19, 1994




                             ZURN INDUSTRIES, INC.


                                                                 IRS Employer
    State of                      Commission                    Identification
  Incorporation                   File Number                       Number
  Pennsylvania                      1-5502                       25-1040754


                                  Address and
                               Telephone Number
                                One Zurn Place
                           Erie, Pennsylvania  16505
                                 814-452-2111












                                                               Exhibit Index 2
                                                               Total Pages   4




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ITEM 5 - OTHER EVENTS

The Company's news release dated April 19, 1994 announcing it will discontinue manufacturing operations at the Zurn Energy Division and record a $14 to $16 million, or up to $.80 per share, charge in the fourth quarter ended March 31, 1994 is incorporated herein by reference.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ZURN INDUSTRIES, INC.



April 19, 1994                                  /s/ W.A. Freeman
                                                William A. Freeman
                                                President


                                 EXHIBIT INDEX

20  Other Documents or Statements to Security Holders
    News Release dated April 19, 1994                                   Page 3






















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                                                FOR IMMEDIATE RELEASE
                                                April 19, 1994


ZURN INDUSTRIES RECORDS FOURTH QUARTER CHARGE
FOR CLOSING BOILER MANUFACTURING FACILITY


Erie, PA ... Zurn Industries, Inc. (New York Stock Exchange), a leading designer, constructor and manufacturer of systems and equipment for power generation and water control, and Lynx golf equipment, said today that management had presented to the Company's Board of Directors at its regularly scheduled April 18 meeting the plan to discontinue manufacturing at the

Erie, PA Energy Division due to the declining U.S. boiler market and high labor costs.  Closure of the facility will result in the elimination of approximately 180 manufacturing jobs.  The Division will continue to design and market boilers for the U.S. and an expanding international market. They will be produced by pre-selected, qualified fabricators.


The Company notified the United Steelworkers in March of its intention to close the facility by mid-September and a charge in the range of $14 to $16 million, or up to $.80 per share, will be recorded in the fiscal fourth quarter ended March 31, 1994.  Excluding the plant closing charge, earnings from operations in the fourth quarter were marginally profitable, as had been anticipated.





                                             ... more ...






                             Zurn Industries, Inc.
page 2

Commenting on the closure, Zurn Chairman George H. Schofield said, "Closing the boiler manufacturing facility in Erie is a very difficult step to take,

but one which became necessary for the Zurn Energy Division to be competitive and survive. We greatly regret that the Company and the United Steelworkers were unable to reach an agreement that would sustain manufacturing employment at the Erie plant at a competitive cost.


"The Zurn Energy Division retains its well-regarded design and engineering capability and remains an important part of the power plant engineering and construction operation which has been the Company's fastest growing business in recent years.  The Division is an engineering leader with a strong reputation and experience base. We believe that as a result of this action the

Energy Division is better positioned to meet the needs of the many customers in the markets served."



                                 * * * * * *

Contact: Steve Adams

ZURN INDUSTRIES, INC.

Erie, PA  814/452-2111










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